Exhibit 5.2

May 12, 2020

Genetic Technologies Limited

60-66 Hanover Street

Fitzroy, Victoria, 3065, Australia

Re:	Registration Statement on Form F-1
File No. 333-235542

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-235542) (as amended to date, the “Registration Statement”) filed by Genetic Technologies Limited., an Australian company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering by the Company of (i) up to $10,000,000 of American Depositary Shares (“ADSs”), each representing 600 ordinary shares, no par value per share (“Ordinary Shares”) or, in lieu of ADSs, pre-funded warrants to purchase ADSs (the “Pre-funded Warrants”) and (ii) $812,500 of warrants to purchase ADSs issuable to the placement agent (the “Placement Agent Warrants”, and, together with the ADSs, the Pre-funded Warrants, and the Ordinary Shares, the “Securities”). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC to act as the exclusive placement agent in connection with a public offering of the Company.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In addition, we have assumed that when issued and paid for pursuant to the Pre-Funded Warrants and the Placement Agent Warrants, the Ordinary Shares underlying the Pre-Funded Warrants and Placement Agent Warrants will be validly issued, fully paid and non-assessable. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of facts material to the opinions expressed herein and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been relied upon by us in connection with the preparation and delivery of this opinion. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the Form of Securities Purchase Agreement, copy of which has been filed as Exhibit 10.9 to the Registration Statement (the “Securities Purchase Agreement”).

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

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You are separately receiving an opinion from K&L Gates with respect to the corporate proceedings relating to the issuance of the Securities.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the ADSs, Pre-Funded Warrants and Placement Agent Warrants, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement and the prospectus that forms a part thereof and, the Securities Purchase Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

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The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

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